EXHIBIT 12.1

            ILLINOIS CENTRAL RAILROAD COMPANY AND SUBSIDIARIES

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                              ($ in millions)

                                             __________________________________________________________________
        Fixed Charge Coverage                   1994          1993          1992          1991          1990
- ---------------------------------------      ----------    ----------    ----------    ----------    ----------
Income from continuing operations
 before income taxes, extraordinary
 item and cumulative effect of
 accounting changes                          $   170.9     $   148.6     $   111.0     $    96.0     $    68.6

Fixed charges                                     45.2          49.9          61.1          75.9          92.5

Capitalized interest                              (1.4)         (0.8)         (0.6)         (0.4)         (0.5)
                                             ----------    ----------    ----------    ----------    ----------
Earnings base for fixed charge ratio         $   214.7     $   197.7     $   171.5     $   171.5     $   160.6
                                             ==========    ==========    ==========    ==========    ==========

Interest expense                             $    27.5     $    33.1     $    44.5     $    59.2     $    75.4

Capitalized interest                               1.4           0.8           0.6           0.4           0.5

Portion of non-capitalized lease
 payments                                         16.3          16.0          16.0          16.3          16.6
                                             ----------    ----------    ----------    ----------    ----------
Fixed charges                                $    45.2     $    49.9     $    61.1     $    75.9     $    92.5
                                             ==========    ==========    ==========    ==========    ==========

Ratio of earnings to fixed charges                4.75          3.96          2.81          2.26          1.74
                                             ==========    ==========    ==========    ==========    ==========